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                                                                   EXHIBIT 10.30


                           FLOOD INSURANCE AGREEMENT

THIS FLOOD INSURANCE AGREEMENT ("Agreement") is entered into this 11th day of February, 1998, by and between FIRST COMMUNITY INSURANCE COMPANY, 360 Central Avenue, St. Petersburg, Florida 33701 (hereinafter referred to as "FCIC") and HORACE MANN INSURANCE COMPANY, whose principal place of business is located at 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (hereinafter referred to as "Horace Mann") mutually agree as follows:

I.       Duties:

         A. Horace Mann shall solicit and submit applications, together with premiums due, for the Flood Insurance Policies as authorized under the National Flood Insurance Act, subject to the published authority of the Federal Emergency Management Agency/Federal Insurance Administration (FEMA/FIA).

         B. Horace Mann shall comply with the underwriting guidelines, bulletins, manuals, and written instructions issued by the FCIC or the Federal Emergency Management Agency/Federal Insurance Administration (FEMA/FIA) regarding the solicitation and submission of flood insurance applications.

         C. Horace Mann shall report all claims and claims related activity promptly to the FCIC.

II.      Compensation:

         A. FCIC will compensate Horace Mann for all acts performed under the Agreement in accordance with the attached Commission Schedule.
              The Commission Schedule may be amended by FCIC, from time to time, upon thirty (30) days written notice to Horace Mann.

         B. Horace Mann shall refund promptly to FCIC, on business heretofore or hereafter written, compensation on canceled policies and on reductions in premiums at the rate at which such compensation was originally paid.

         C. Compensation due under this Agreement is to be payable only during the continuance of this Agreement and under its terms, and while Horace Mann is actively producing and servicing business hereunder. Any provision of this Agreement providing for payment of compensation shall be subject to any indebtedness by Horace Mann to FCIC arising out of flood insurance policy premium transactions. FCIC shall have the right to withhold payments to offset any such indebtedness; provided, however, that any withholding of compensation shall be only to the extent necessary to liquidate such indebtedness.

III.     Limitation of Authority:

         A. No provisions of this Agreement shall be construed to create the relation of employer and employee between Horace Mann and FCIC, and Horace Mann and FCIC shall act as independent contractors and be free within the prescribed underwriting guidelines of FCIC or the Federal Emergency Management Agency/Federal Insurance Administration (FEMA/FIA) in force at the time to exercise their own judgement as to whom they will solicit, and the time, place and manner, and the amount of such solicitation.

         B. Horace Mann has no authority to extend time of payment of premiums, or to waive or extend any obligation or condition of the Standard Flood Insurance Policy, or incur any liability on behalf of FCIC


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     C.   Horace Mann shall not pay claims or commit FCIC to the payment of claims.

IV. ASSIGNMENT: All terms and conditions of this Agreement, including attachments, addendum, schedules and guaranty or indemnification agreements shall inure to the benefit of, and be binding upon, the parties hereto, their successors, heirs, administrators and assigns; provided, however, that this Agreement may not be assigned without the prior written consent of FCIC.

 V.  WARRANTIES AND CONVENTS:

     A. Horace Mann specifically warrants and covenants that they will comply with all applicable state and federal statutes, rules and regulations regulating insurance in the state of performance of the contract, and shall continue to comply with same so long as the Agreement shall remain in effect.

     B. FCIC specifically warrants and covenants that they will comply with all applicable state and federal statutes, rules and regulations regulating insurance in the state of performance of the contract, and shall continue to comply with same so long as the Agreement shall remain in effect.

VI.  TERMINATION:

     A. This Agreement shall continue in full force and effect until terminated by either party giving to the other a written notice at least one hundred and eighty (180) days prior to the effective date of such termination; provided, however, either party may terminate this Agreement immediately without notice if the other party is guilty of any material violation of the terms hereof. Horace Mann shall be liable for all costs incurred by FCIC to collect outstanding balances together with interest thereon in accordance with Paragraph VIII hereof.

     B. In the event of termination of this Agreement, and within one hundred and eighty (180) days after the termination of this Agreement, Horace Mann shall cause its employee agents to account for all premiums and transactions covered by this Agreement, whereupon the ownership of the flood insurance business produced under this Agreement shall be left in the possession of Horace Mann.

VII. ENFORCEMENT OF OBLIGATIONS:

     A. If FCIC refers this Agreement to any attorney for the enforcement or collection of the obligations of Horace Mann, Horace Mann agrees to pay to FCIC all costs of such enforcement or collection including any of FCIC's reasonable attorneys' fees prior to trial, at the trial court level, in connection with any appeal, and in connection with any Bankruptcy proceedings, which attorney's fees may be assessed and recovered in any proceeding brought hereunder. If Horace Mann fails to pay funds due FCIC as herein provided, including but not limited to return premiums, Horace Mann shall pay to FCIC in addition to all sums otherwise due, interest which shall accrue at 1.5% per month on such delinquency from the date as provided herein. Failure or forbearance to exercise any of its rights and privileges hereunder shall not constitute the forfeiture or waiver of such rights and privileges on the part of FCIC.

     B. If Horace Mann refers this Agreement to any attorney for the enforcement or collection of the obligations of FCIC, FCIC agrees to pay to Horace Mann all costs of such enforcement or collection including any of Horace Mann's reasonable attorneys' fees prior to trial, at the trial court level, in connection with any appeal, and in connection
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          with any Bankruptcy proceedings, which attorney's fees may be assessed and recovered in any proceeding brought hereunder. If FCIC fails to pay funds due Horace Mann as herein provided, FCIC shall pay to Horace Mann in addition to all sums otherwise due, interest which shall accrue at 1.5% per month on such delinquency from the date as provided herein. Failure or forbearance to exercise any of its rights and privileges hereunder shall not constitute the forfeiture or waiver of such rights and privileges on the part of Horace Mann.

VIII. INDEMNIFICATION:

     A. Horace Mann shall indemnify and save FCIC harmless from any and all costs, claims or demands (including FCIC's reasonable attorneys' fees whether incurred prior to the commencement of formal legal action, or at the trial, at the Appellate Court level or in Bankruptcy Court), resulting from any unauthorized acts, any error or omission, or any breach of any of the provisions in this Agreement by Horace Mann, its officers, directors, employee agents and employees.

     B. FCIC shall indemnify and save Horace Mann harmless from any and all costs, claims or demands (including Horace Mann's reasonable attorneys' fees whether incurred prior to the commencement of formal legal action, or at the trial, at the Appellate Court level or in Bankruptcy Court), resulting from any unauthorized acts, any error or omission, or any breach of any of the provisions in this Agreement by FCIC, its officers, directors, and employees. FCIC shall hold Horace Mann harmless for any judgment for damages rendered against Horace Mann as a result of any court action by a Policyholder or applicant arising out of a direct error or omission on the part of FCIC. FCIC shall not hold harmless or indemnify Horace Mann, or its directors, officers, employee agents or employees for their own errors and omissions.

IX. ATTORNEY FEES: If Horace Mann or FCIC should bring a court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare, void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken and any attorney's fees incurred as a result of Bankruptcy proceedings), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.

X.   GENERAL AGREEMENTS:

     A. It is mutually agreed that if either party deviates from the provisions of the Agreement, whether or not such deviation is protested by the other party or parties, such deviation shall not be held to have changed this Agreement, or the rights of the parties hereunder in any respect. No change in or modification to this Agreement shall be valid and binding unless reduced to writing and executed by both parties.

     B. Applications, advertising material and other material furnished by FCIC are the property of FCIC and will be returned to FCIC upon termination of the Agreement. All advertising material furnished by FCIC to Horace Mann's employee agents pursuant to this agreement, shall be pre-approved by Horace Mann.

     C. This Agreement is subject to and governed by the laws and regulations of the state of Florida, without regards to choice of law provisions. Venue shall be in a court of competent jurisdiction in Pinellas County, Florida.
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     D.   FCIC, shall provide direct billed renewal premium notice
          to the designated payor of the flood insurance policy prior to the expiration date of the policy and shall provide Horace Mann with either list notice or individual notice of the upcoming expiration of the policies serviced by Horace Mann under this Agreement

     E. Horace Mann shall allow FCIC to audit all books and records relating to insurance written pursuant to this Agreement.

XI. NOTICES: Any and all notices, designations, consents, offers, acceptances, or any other communication provided herein, shall be given in writing by certified mail, by hand delivery, by express overnight courier or by facsimile transmission. All notices sent by certified mail should be deemed delivered on the second regular business day after the post mark. All notices sent by hand delivery or facsimile transmission shall be deemed delivered on the day of hand delivery or facsimile transmission unless delivered or transmitted after 5 p.m., whereupon, delivery shall be deemed effective on the next regular business day. All notices shall be addressed as follows:

           As to Horace Mann:   Horace Mann Insurance Company
                                1 Horace Mann Plaza
                                Springfield, IL 62715-0001
           Attention:           Ron Sholes - VP Property Operations, Mail #F124
           Fax No.:             (212) 535-7171

           As to FCIC:          First Community Insurance Company

                                ------------------------------------

           Attention:           ------------------------------------

                                ------------------------------------

           Fax No.:             (    )
                                ------------------------------------

This Agreement constitutes the full agreement, oral or written, between FCIC, and Horace Mann, but shall be subject to changes as may be provided in writing from time to time.

IN WITNESS WHEREOF, The Parties hereto have executed this Agreement.

                                        HORACE MANN INSURANCE COMPANY

Signed this 11th day of February, 1998  By: William Hinkle
                                           -----------------------------------

                                        Title  VP    P&C
                                             ---------------------------------


                                        Agency Horace Mann Insurance
                                              --------------------------------


                                        Agency No.
                                                  ----------------------------

Signed this 19th day of February, 1998  FIRST COMMUNITY INSURANCE COMPANY

                                        By /s/ Kathleen M. Batson
                                          ------------------------------------

                                        Title Senior Vice President
                                             ---------------------------------
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                                    ADDENDUM



                              COMMISSION SCHEDULE



PREMIUM         COMMISSION             CLAIMS                 ADM FEE
                                (% OF Incurred Loss)
----------------------------------------------------------------------
$0 - $2 M           19%                   1%                   1 1/2%

$2. - $5 M        19.5%                   1%                       2%

$5. M +             20%                   1%                       2%





NOTES

      1. First Community Insurance Company will review our contract at the end of each fiscal year to determine if wee need to make adjustments in the commission schedule based on the expense allowance paid to First Community Insurance Company by FIA and the production of Horace Mann Insurance Company.


      2. First Community Insurance Company will provide all services and systems to effect a private label operation for Horace Mann Insurance Company.